EXHIBIT 10.4

AMENDMENT NO. 1 TO PLEDGE AGREEMENT

THIS AMENDMENT NO. 1 TO PLEDGE AGREEMENT (this “Amendment”) is entered into as of August 2, 2022 by and among MGI Luxury Group, B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands having its corporate seat (statutaire zetel) in Amsterdam, the Netherlands, its registered office at Basisweg 10, 1043AP Amsterdam, the Netherlands and registered with the Dutch Chamber of Commerce under 642095470 (“MGI BV”), Movado Group Nederland B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands having its corporate seat (statutaire zetel) in Amsterdam, the Netherlands, its registered office at Basisweg 10, 1043AP Amsterdam, the Netherlands and registered with the Dutch Chamber of Commerce under 34242495 (“Nederland BV”, and, together with MGI BV, each individually a “Pledgor”, and collectively, the “Pledgors”) and BANK OF AMERICA, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties.

RECITALS

WHEREAS, pursuant to that certain Amended and Restated Credit Agreement, dated as of October 12, 2018 (as amended, modified, extended, restated, renewed, replaced, or supplemented from time to time, the “Credit Agreement”), among Movado Group, Inc. and the other Borrowers party thereto from time to time, the Guarantors and Lenders party thereto from time to time and the Administrative Agent, the Lenders have agreed to make Loans and issue Letters of Credit upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the terms of the Credit Agreement, the parties hereto previously entered into that certain Pledge Agreement as of November 1, 2019 (the “Pledge Agreement”) pursuant to which, among other things, each Pledgor pledged and granted to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Pledgor in and to all Pledged Equity to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations;

WHEREAS, the Pledged Equity included 100% of the issued and outstanding Equity Interests (the “Movado SA Equity Interests”) held by Nederland BV in Movado Watch Company SA, a company organized and existing under the laws of Switzerland (“Movado SA”);

WHEREAS, Movado SA has been merged (the “Swiss Merger”) with and into its wholly- owned subsidiary, MGI Luxury Group GmbH, a limited liability company organized and existing under the laws of Switzerland (“MGI GmbH”);

WHEREAS, as a result of the Swiss Merger, Movado SA no longer exists and the Movado SA Equity Interests have been canceled, thereby resulting in the cancellation of Nederland BV’s pledge of the Movado SA Equity Interests; and

WHEREAS, pursuant to the Credit Agreement, Nederland BV is now required to pledge the Equity Interests in MGI GmbH that it has acquired as a result of the Swiss Merger.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Definitions.

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Pledge Agreement.

2.
Amendment of Definition of Pledged Equity.

The definition of “Pledged Equity” set forth in the Pledge Agreement is hereby amended and restated to read in its entirety as follows:

““Pledged Equity” means, (i) with respect to MGI BV, 100% of the issued and outstanding Equity Interests it holds in Nederland BV, (ii) with respect to Nederland BV, 100% of the issued and outstanding Equity Interests it holds in MGI Luxury Group GmbH, and (iii) in the case of any other Pledgor, such Equity Interests as described in such Pledgor’s joinder to this Agreement, in each case together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

(1)
all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and

(2)
in the event of any consolidation or merger involving any Issuer and in which such Issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of a Pledgor.”

3.
Representations and Warranties. Each Pledgor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties that:

(a)
Ownership. Each Pledgor has good and valid rights in and title to its Collateral and has the right to pledge, sell, assign or transfer the same. As of the date hereof, there exists no Adverse Claim with respect to the Pledged Equity of such Pledgor.

(b)
Security Interest/Priority. The Pledge Agreement, as amended by this Amendment, creates a valid security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral of such Pledgor and, when properly perfected by filing, shall constitute a valid and perfected, first priority security interest (subject only to Permitted Liens) in such Collateral (including all uncertificated Pledged Equity that does not constitute a Security), to the extent such security interest can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Liens. No Pledgor has authenticated any agreement authorizing any secured party thereunder to file a financing statement, except to perfect Permitted Liens. The taking possession by the Administrative Agent of the certificated securities (if any) evidencing the Pledged Equity will perfect and establish the first priority of the Administrative Agent’s security interest in all the Pledged Equity evidenced by such certificated securities.

(c)
Authorization of Pledged Equity. All Pledged Equity (i) is duly authorized and validly issued, (ii) is fully paid and, to the extent applicable, nonassessable and is not subject to the preemptive rights of any Person, (iii) is beneficially owned as of record by a Pledgor and (iv) constitute all the issued and outstanding shares of all classes of the equity of such Issuer issued to such Pledgor.

(d)
No Other Equity Interests. As of the date hereof, no Pledgor owns any certificated Equity Interests in any Subsidiary that are required to be pledged and delivered to the Administrative Agent hereunder except as set forth on Schedule 5.21(c) to the Credit Agreement (as updated from time to time in accordance with the Credit Agreement). All such certificated securities have been delivered to the Administrative Agent to the extent (A) requested by the Administrative Agent or (B) as required by the terms of the Pledge Agreement and the other Loan Documents.

(e)
Partnership and Limited Liability Company Interests. Except for the Equity Interests of MGI GmbH and as previously disclosed to the Administrative Agent, none of the Collateral consisting of an interest in a partnership or a limited liability company (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC,
(iii)
is an Investment Company Security,
(iv)
is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

(f)
Consents; Etc. No approval, consent, exemption, authorization or other action by, notice to, or filing with, any Governmental Authority or any other Person (including, without limitation, any stockholder, member or creditor of such Pledgor), is necessary or required for (i) the grant by such Pledgor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this

Amendment by such Pledgor, (ii) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC or the granting of control (to the extent required under Section 4(c) of the Pledge Agreement) or (iii) the exercise by the Administrative Agent or the Secured Parties of the rights and remedies provided for in the Pledge Agreement (including, without limitation, as against any Issuer), except for (A) the filing or recording of UCC financing statements, (B) obtaining control to perfect the Liens created by the Pledge Agreement (to the extent required or permitted under the UCC), (C) such actions as may be required by Laws affecting the offering and sale of securities, (D) such actions as may be required by applicable foreign Laws affecting the pledge and transfer of the Pledged Equity of Foreign Subsidiaries, and (E) consents, authorizations, filings or other actions which have been obtained or made.

4.
This Amendment shall be deemed to be a part of, and a modification to, the Pledge Agreement and shall be governed by all the terms and provisions of the Pledge Agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreement of the Pledgors and enforceable against each such Pledgor.

5.
Counterparts. This Amendment may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of an executed counterpart of a signature page of this Amendment by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered, upon the request of any party, such fax transmission or electronic mail transmission shall be promptly followed by such manually executed counterpart.

6.
Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

7.
Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL. The terms of Sections 11.14 and 11.15 of the Credit Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

8.
Severability. If any provision of this Amendment is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

PLEDGORS:

MGI LUXURY GROUP, B.V.

By: /s/ James Edward Halpin Name: James Edward Halpin Title: Director A

By: /s/ Jan Sebastian Donner

Name: Jan Sebastian Donner Title: Director B

MOVADO GROUP NEDRELAND B.V.

By: /s/ Jan Sebastian Donner By: /s/ James Edward Halpin

Name: Jan Sebastian Donner Name: James Edward Halpin

Title: Director A Title: Director B

Accepted and agreed to as of the date first above written.

BANK OF AMERICA, N:A., as Administrative Agent

By: /s/ Ronaldo Naval

Name: Ronaldo Naval

Title: Vice President

[Signature Page to Amendment No. I to Pledge Agreement (BOA-Movado)]